UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 20, 2012

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INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On January 20, 2012, Integrated Biopharma, Inc. (the “Company”) entered into a letter agreement, dated January 20, 2012 (the “Fifth Amendment”), by Imperium Advisers, LLC, as Collateral Agent on behalf of Investors (in such capacity, the “Collateral Agent”), and addressed to and acknowledged, accepted and agreed to by the Company.  The Fifth Amendment amended the Forbearance Agreement, dated as of October 4, 2011 (the “Forbearance Agreement”), by and between the Company and the Collateral Agent, to (i) extend the termination date of the Forbearance Agreement to January 24, 2012 and (ii) provide that any interest payments due and payable to the Collateral Agent by the Company through January 24, 2012 pursuant to the terms of the 8% Senior Securities Notes of the Company shall accrue and be due and payable on January 25, 2012.

On January 24, 2012, the Company entered into a letter agreement, dated January 24, 2012 (the “Sixth Amendment”) by the Collateral Agent, and addressed to and acknowledged, accepted and agreed to by the Company. The Sixth Amendment amended the Forbearance Agreement to (i) extend the termination date of the Forbearance Agreement to January 27, 2012 and (ii) provide that any interest payments due and payable to the Collateral Agent by the Company through January 27, 2012 pursuant to the terms of the 8% Senior Secured Notes of the Company shall accrue and be due and payable on January 28, 2012.

The foregoing descriptions of each of the Fifth Amendment and the Sixth Amendment are qualified in their entirety by reference to the full text of the Fifth Amendment and Sixth Amendment, respectively, a copy of each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated herein in its entirety.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Letter agreement, dated January 20, 2012, by Imperium Advisers, LLC, as Collateral Agent on behalf of Investors, and addressed to and acknowledged, accepted and agreed to by Integrated Biopharma, Inc.

10.2	Letter agreement, dated January 24, 2012, by Imperium Advisers, LLC, as Collateral Agent on behalf of Investors, and addressed to and acknowledged, accepted and agreed to by Integrated Biopharma, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2012                                                                                          INTEGRATED BIOPHARMA, INC.

By:	/s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer

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